                                                                    Exhibit 2.1
                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF MARYLAND

                               Greenbelt Division

---------------------------------------
                                       )
                                       )
In re                                  )
                                       )
CRIIMI MAE Inc., et al.,               )        Chapter 11
                                       )        Case Nos. 98-2-3115(DK)
                Debtors.               )        through 98-2-3117(DK)
                                       )        (Jointly Administered)
                                       )
---------------------------------------


                PRAECIPE FILING SUBSTITUTED PAGES TO THE DEBTORS'

                   THIRD AMENDED JOINT PLAN OF REORGANIZATION

                  In connection with the hearing on approval of the Debtors' Second Amended Joint Disclosure Statement (the "Disclosure Statement") held on April 25, 2000, CRIIMI MAE Inc. ("CMI"), CRIIMI MAE Holdings II, L.P. ("Holdings") and CRIIMI MAE Management, Inc. ("Management") (collectively, the "Debtors") and the Official Committee of Equity Security Holders of CMI (the "Equity Committee"), by and through their undersigned counsel, hereby file this Praecipe Filing Substituted Pages to the Debtors' Third Amended Joint Plan of Reorganization (the "Plan").

                  Attached hereto as Exhibit 1 are replacement pages to be substituted into the Plan filed on April 25, 2000. The Plan to be sent out to impaired classes of creditors and equity security holders for voting and to be included as Exhibit A to the Disclosure Statement will be the Plan including the replacement pages filed as Exhibit 1 hereto.

Dated:   July 12, 2000

VENABLE, BAETJER AND                            AKIN, GUMP, STRAUSS,
HOWARD, LLP                                     HAUER & FELD, L.L.P.

By:_________/s/_________________             By:_________/s/_______________
   Richard L. Wasserman                       Stanley J. Samorajczyk
   Federal Bar No. 02784                      Federal Bar No. 03113
   Carrie B. Weinfeld                         1333 New Hampshire Ave., NW
   Federal Bar No. 25365                      Washington, D.C.  20036
   1800 Mercantile Bank and Trust Building    (202) 887-4000
   Two Hopkins Plaza
   Baltimore, Maryland 21201                  Co-Counsel for CRIIMI MAE Inc.
   (410) 244-7400                              and CRIIMI MAE Holdings II, L.P.,
                                                    Debtors-in-Possession

   Co-Counsel for CRIIMI MAE Inc.
   and CRIIMI MAE Holdings II, L.P.,
   Debtors-in-Possession

SHULMAN, ROGERS, GANDAL,                     COVINGTON & BURLING
   PORDY & ECKER, P.A.

By:_________/s/__________________            By:_________/s/_______________

      Morton A. Faller                        Michael St. Patrick Baxter
      Federal Bar No. 01488                   Federal Bar No. 09694
      11921 Rockville Pike                    Dennis B. Auerbach
      Third Floor                             Federal Bar No. 09290
      Rockville, MD 20852-2753                1201 Pennsylvania Avenue, N.W.
      (301) 231-0928                          Washington, D.C. 20044
                                              (202) 662-6000

       Counsel for CRIIMI MAE
       Management, Inc.,                      Counsel for the Official Committee
       Debtor-in-Possession                   of Equity Security Holders of
                                              CRIIMI MAE Inc.

                              SUBSTITUTED PAGES TO
               DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION







                                    EXHIBIT 1

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MARYLAND
                               Greenbelt Division

---------------------------------------
                                       )
                                       )
In re                                  )
                                       )
CRIIMI MAE Inc., et al.,               )        Chapter 11
                                       )        Case Nos. 98-2-3115(DK)
                Debtors.               )        through 98-2-3117(DK)
                                       )        (Jointly Administered)
                                       )
---------------------------------------


               DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION

VENABLE, BAETJER AND HOWARD, LLP            AKIN, GUMP, STRAUSS, HAUER
Richard L. Wasserman                        & FELD, L.L.P.
Gregory A. Cross                            Stanley J. Samorajczyk, P.C.
1800 Mercantile Bank and Trust Building     Michael S. Stamer
Two Hopkins Plaza                           1333 New Hampshire Avenue, N.W.
Baltimore, Maryland 21201                   Washington, D.C. 20036
(410) 244-7400                              (202) 887-4000

Co-Counsel to CRIIMI MAE Inc.               Co-Counsel to CRIIMI MAE Inc.
and CRIIMI MAE Holdings II, L.P.            and CRIIMI MAE Holdings II, L.P.

SHULMAN, ROGERS, GANDAL,                    COVINGTON & BURLING

PORDY & ECKER, P.A.                         Michael St. Patrick Baxter
Morton A. Faller                            Dennis B. Auerbach
11921 Rockville Pike                        1201 Pennsylvania Avenue, N.W.
Third Floor                                 Washington, D.C. 20044
Rockville, MD 20852-2753                    (202) 662-6000
(301) 231-0928

Counsel to CRIIMI MAE Management, Inc.      Counsel to the Official Committee of
                                            Equity Security Holders of
                                             CRIIMI MAE Inc.,
                                            Co-Proponents of the Plan

Dated:   Rockville, Maryland
         April 24, 2000


            39.  Debtors .................................................    6
            40.  Debtors in Possession ...................................    6
            41.  Disbursing Agent ........................................    6
            42.  Disclosure Statement ....................................    6
            43.  Disputed Claim ..........................................    6
            44.  Disputed Interest .......................................    6
            45.  Distribution Record Date ................................    6
            46.  Docket ..................................................    6
            47.  DTC .....................................................    6
            48.  Effective Date ..........................................    6
            49.  Eligible Institution ....................................    6
            50.  Employee Claims .........................................    6
            51.  Estates .................................................    6
            52.  File, Filed or Filing ...................................    7
            53.  Final Order .............................................    7
            54.  Former Series C Preferred Stock..........................    7
            55.  Freddie Mac .............................................    7
            56.  Freddie Mac Agreement ...................................    7
            57.  GACC ....................................................    7
            58.  Guarantee Claims ........................................    7
            59.  Holder ..................................................    7
            60.  Holdings ................................................    7
            61.  Holdings General Unsecured Claims .......................    7
            62.  Impaired ................................................    7
            63.  Indemnitees .............................................    7
            64.  Indenture Trustee .......................................    8
            65.  Instrument ..............................................    8
            66.  Insurance Proceeds ......................................    8
            67.  Intercompany Claims .....................................    8
            68.  Interest ................................................    8
            69   Letter of Transmittal ...................................    8
            70.  LIBOR ...................................................    8
            71.  Local Bankruptcy Rules ..................................    8
            72.  Merrill .................................................    8
            73.  New Debt ................................................    8
            74.  New Equity ..............................................    8
            75.  New Securities ..........................................    8
            76.  Old CMI Preferred Stock .................................    8
            77.  Old Securities ..........................................    8
            78.  Old Senior Note Claims ..................................    9
            79.  Old Senior Notes ........................................    9
            80.  Old Series D Preferred Stock ............................    9
            81.  Order ...................................................    9
            82.  Other Secured Claim .....................................    9
            83.  Person ..................................................    9
            84.  Petition Date ...........................................    9



            85.  Plan ....................................................    9
            86.  Plan Interest ...........................................    9
            87.  Plan Rate ...............................................    9
            88.  Post-Petition Tax Claims ................................    9
            89.  Priority Claim ..........................................   10
            90.  Priority Tax Claim ......................................   10
            91.  Pro Rata ................................................   10
            92.  Recapitalization Financing ..............................   10
            93.  Reorganization Cases ....................................   10
            94.  Reorganized CMI .........................................   10
            95.  Reorganized CMI Articles of Incorporation ...............   10
            96.  Reorganized CMI Bylaws ..................................   10
            97.  Reorganized CMM .........................................   10
            98.  Reorganized CMM Articles of Incorporation ...............   10
            99.  Reorganized CMM Bylaws ..................................   10
           100.   Reorganized Debtors ....................................   10
           101.   Reorganized Holdings ...................................   10
           102.   Second Amended and Restated Stock Option Plan ..........   11
           103.   Secured Claim ..........................................   11
           104.   Securities Claim .......................................   11
           105.   Series B Prefererred Stock .............................   11
           106.   Series E Prefererred Stock .............................   11
           107.   Series F Dividend Preferred Stock ......................   11
           108.   Stock Options ..........................................   11
           109.   Tendered Certificates ..................................   11
           110.   Tort Claim .............................................   11
           111.   UCC ....................................................   11
           112.   Unimpaired .............................................   11
           113.   Unsecured Claim ........................................   11
           114.   Voting Record Date .....................................   12
        B.   Interpretation and Computation of Time ......................   12
             1.   Defined Terms ..........................................   12
             2.   Rules of Interpretation ................................   12
             3.   Time Periods ...........................................   12
III.    DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS ...................   12
        A.   CMI Classes .................................................   13
        B.   CMM Classes .................................................   16
        C.   Holdings Classes ............................................   17
IV.     GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS .........   17
        A.   Unclassified Claims .........................................   17
             1.   Administrative Claims ..................................   17
                  a.    General ..........................................   17
                  b.    Payment of Statutory Fees ........................   18
             2.   Priority Tax Claims ....................................   18
             3.   Bar Date for Administrative Claims .....................   18
                  a.    General Provisions ...............................   18



                  b.    Professionals ....................................   19
                  c.    Ordinary Course Liabilities ......................   19
                  d.    Tax Claims .......................................   20
        B.   Identification of Classes of Claims and Interests
               Impaired and Not Impaired by the Plan .....................   20
             1.   Claims Against and Interests in CMI ....................   20
             2.   Claims Against and Interests in CMM ....................   20
             3.   Claims Against and Interests in Holdings ...............   20
        C.   Treatment of Claims Against and Interests in CMI ............   20
             1.   Class A1 (Citicorp Secured Claims) .....................   20
             2.   Class A2 (First Union Secured Claim) ...................   21
             3.   Class A3 (GACC Secured Claim) ..........................   21
             4.   Class A4 (Lehman Secured Claim) ........................   21
             5.   Class A5 (Merrill Secured Claim) .......................   21
             6.   Class A6 (Morgan Stanley Secured Claim) ................   21
             7.   Class A7 (Other Secured Claims) ........................   21
             8.   Class A8 (Priority Claims) .............................   22
             9.   Class A9 (Old Senior Note Claims) ......................   22
             10.  Class A10 (CMI General Unsecured Claims) ...............   22
             11.  Class A11 (Guarantee Claims) ...........................   22
             12.  Class A12 (Freddie Mac Claims) .........................   22
             13.  Class A13 (Intercompany Claims) ........................   23
             14.  Class A14 (Series B Preferred Stock) ...................   23
             15.  Class A15 (Series B Preferred Stock Securities Claims)..   23
             16.  Class A16 (Former Series C Preferred Stock) ............   23
             17.  Class A17 (Former Series C Preferred Stock
                   Securities Claims) ....................................   23
             18.  Class A18 (Old Series D Preferred Stock) ...............   24
             19.  Class A19 (Old Series D Preferred Stock
                   Securities Claim) .....................................   24
             20.  Class A20 (Series F Dividend Preferred Stock) ..........   24
             21.  Class A21 (CMI Common Stock) ...........................   24
             22.  Class A22 (Stock Options) ..............................   25
             23.  Class A23 (CMI Common Stock Securities Claims) .........   25
        D.   Treatment of Claims Against and Interests in CMM ............   25
             1.   Class B1 (First Union Secured Claims) ..................   25
             2.   Class B2 (Other Secured Claims) ........................   25
             3.   Class B3 (Priority Claims) .............................   25
             4.   Class B4 (Guarantee Claims) ............................   25
             5.   Class B5 (CMM General Unsecured Claims) ................   25
             6.   Class B6 (Intercompany Claims) .........................   26
             7.   Class B7 (CMI's Interests in CMM) ......................   26
        E.   Treatment of Claims Against and Interests in Holdings .......   26
             1.   Class C1 (Citicorp Secured Claims) .....................   26
             2.   Class C2 (Other Secured Claims) ........................   26
             3.   Class C3 (Priority Claims) .............................   26
             4.   Class C4 (Guarantee Claims) ............................   26
             5.   Class C5 (Holdings General Unsecured Claims) ...........   26


       64. "INDENTURE TRUSTEE" means State Street Bank, as indenture trustee for the Old Senior Notes or any successor thereto.

       65. "INSTRUMENT" means any share of stock, security, promissory note or other "INSTRUMENT," within the meaning of that term, as defined in Section 9-105
(1) (i) of the UCC.

       66. "INSURANCE PROCEEDS" means the insurance proceeds payable to or on behalf of CMI with respect to an Allowed Securities Claim.

       67. "INTERCOMPANY CLAIMS" means any and all Claims and causes of action which any of the Debtors holds against any other Debtor.

       68. "INTEREST" means the interest of any equity security Holder of the Debtors, whether or not asserted, as defined in Section 101 (17) of the Bankruptcy Code.

       69. "LETTER OF TRANSMITTAL" shall have the meaning ascribed to such term in Section V.E.l.b of the Plan.

       70. "LIBOR" means the London Interbank Offered Rate for one-month United States dollars deposits as set forth on page 3750 of Telerate as of 8:00 a.m., New York City time, on the date of determination.

       71. "LOCAL BANKRUPTCY RULES" means the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Cases.

       72. "MERRILL" means Merrill Lynch Mortgage Capital Inc.

       73. "NEW DEBT" means the new secured and unsecured debt to be borrowed by, or issued pursuant to this Plan to creditors of, the Reorganized Debtors as part of funding this Plan and the Reorganized Debtors.

       74. "NEW EQUITY" means the new equity capital (if applicable) raised by Reorganized CMI in accordance with Section IX.J of this Plan.

       75. "NEW SECURITIES" means the Class A9/A10 Notes, the Series E Preferred Stock (to be issued in exchange for the Old Series D Preferred Stock), provided, however, that if the Old Series D Preferred Stock is exchanged for Series E Preferred Stock prior to the Effective Date, then such Series E Preferred Stock shall not be deemed New Securities) and any CMI Common Stock issued as a dividend to Holders of any series of CMI preferred stock (including the Former Series C Preferred Stock and the former Series D Preferred Stock if the Old Series D Preferred Stock is exchanged for Series E Preferred Stock prior to the Effective Date).).

       76. "OLD CMI PREFERRED STOCK" means the Old Series D Preferred Stock.

       77. "OLD SECURITIES" means the Old Senior Notes and the Old CMI Preferred Stock.

register, each in the amount of $230,448,487.24, shall be deemed withdrawn and thereby disallowed as of the Effective Date.

       13.    Class A13 (Intercompany Claims).

       No payment shall be made under the Plan to Holders of Class A13 Claims on account of such Claims.

       14.    Class A14 (Series B Preferred Stock).

       Each Holder of Series B Preferred Stock as of the Effective Date shall retain its Series B Preferred Stock; provided that if the Holders of Series B Preferred Stock as of the Voting Record Date vote as a Class by the requisite amount to accept the Plan, the Articles Supplementary relating to the Series B Preferred Stock (which will be part of the Reorganized CMI Articles of Incorporation) will be deemed amended to permit the payment of dividends on Series B Preferred Stock, including accrued and unpaid dividends, in CMI Common Stock or Cash (or a combination thereof), at the election of Reorganized CMI, with such payment of dividends to be consistent with Exhibits 1 and 2 hereto.

       15.    Class A15 (Series B Preferred Stock Securities Claims).

       Each Holder of an Allowed Class A15 Claim (if any) shall, if, as and when any such Claim is Allowed by Final Order, receive in full satisfaction of any such Allowed Class A15 Claim its share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A15 Claim (if any) is not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A15 Claim, provided that any such Claim not timely filed (and in any event not Filed before the Confirmation Date) shall be released and discharged under this Plan and the Confirmation Order.

       16.    Class A16 (Former Series C Preferred Stock).

       Former Series C Preferred Stock has been exchanged for Series E Preferred Stock. Each Holder of Series E Preferred Stock as of the Distribution Record Date shall retain its Series E Preferred Stock and such Series E Preferred Stock shall have the terms, rights and preferences summarized in Exhibit 3 hereto and as set forth in the Articles Supplementary relating to the Series E Preferred Stock (to be part of the Reorganized CMI Articles of Incorporation). All accrued and past due dividends on Former Series C Preferred Stock shall be paid on the Effective Date in CMI Common Stock or Cash, at the election of Reorganized CMI, with such payment of dividends to be consistent with Exhibits 1 and 2 hereto.

       17.    Class A17 (Former Series C Preferred Stock Securities Claims).

       Each Holder of an Allowed Class A17 Claim (if any) shall, if, as and when any such Claim is Allowed by Final Order, receive in full satisfaction of any such Allowed Class A17 Claim its share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A17 Claim (if any) is not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A17 Claim, provided that any such Claim not timely filed (and in any event not filed before the Confirmation Date) shall be released and discharged under this Plan and the Confirmation Order.

       18.    Class A18 (Old Series D Preferred Stock).

       Each Holder of Old Series D Preferred Stock as of the Distribution Record Date, if not previously exchanged, shall receive on the Effective Date in exchange for its Old Series D Preferred Stock an identical number of shares of Series E Preferred Stock issued effective as of the Effective Date, and such Series E Preferred Stock shall have the terms, rights and preferences summarized in Exhibit 3 hereto and as set forth in the Articles Supplementary relating to the Series E Preferred Stock (to be part of the Reorganized CMI Articles of Incorporation). All shares of Old Series D Preferred Stock, if not previously exchanged and cancelled, shall be deemed cancelled as of the Effective Date. All accrued and past due dividends on Old Series D Preferred Stock shall be paid on the Effective Date in CMI Common Stock or Cash, at the election of Reorganized CMI, with such payment of dividends to be consistent with Exhibits 1 and 2 hereto.

       19.    Class A19 (Old Series D Preferred Stock Securities Claim).

       Each Holder of an Allowed Class A19 Claim (if any) shall, if, as and when any such Claim is Allowed by Final Order, receive in full satisfaction of any such Allowed Class A19 Claim its share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A19 Claim (if any) is not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A19 Claim, provided that any such Claim not timely filed (and in any event not filed before the Confirmation Date) shall be released and discharged under this Plan and the Confirmation Order.

       20.    Class A20 (Series F Dividend Preferred Stock).

       Each Holder of Series F Dividend Preferred Stock as of the Effective Date shall retain its Series F Dividend Preferred Stock; provided that if the Holders of Series F Dividend Preferred Stock as of the Voting Record Date vote as a Class by the requisite amount to accept the Plan, the Articles Supplementary relating to the Series F Dividend Preferred Stock will be deemed amended to permit the payment of dividends on Series F Dividend Preferred Stock, including any accrued and unpaid dividends, in CMI Common Stock or Cash (or a combination thereof), at the election of Reorganized CMI, with such payment of dividends to be consistent with Exhibits 1 and 2 hereto.

       21.    Class A21 (CMI Common Stock).

       Each Holder of CMI Common Stock as of the Effective Date shall retain its CMI Common Stock.

as an antitakeover device in connection with any hostile acquisition, even though Reorganized CMI's REIT status would not be threatened by such acquisition); deletion of certain antitakeover provisions (however CMI will remain subject to the Maryland business combination statute); a change in the vote required for (a) removal of directors, (b) amendments to Article XI (excess share provisions), and (c) amendments to Article XIII (conflict with terms of any class or series of preferred stock) from a majority to 66 2/3; changes in how vacancies on the Board of Directors and newly created directorships are filled; and prohibition of the issuance of nonvoting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Reorganized CMI Bylaws contain amendments providing for, among other matters, advance notice of matters to be presented at annual meetings of stockholders and advance notice of nominees for director. The Reorganized CMI Articles of Incorporation and the Reorganized CMI Bylaws will become effective, without any requirement of further action by stockholders of CMI or Reorganized CMI, on the Effective Date. The Reorganized CMI Articles of Incorporation shall be filed with the Maryland Department of Assessments and Taxation on the Effective Date.


3.     Articles of Incorporation and Bylaws for Reorganized CMM.

       On the Effective Date, Reorganized CMM shall be deemed to have adopted the Reorganized CMM Articles of Incorporation and the Reorganized CMM Bylaws pursuant to applicable non-bankruptcy law and Section 1123(a)(5)(I) of the Bankruptcy Code. The Reorganized CMM Articles of Incorporation will be amended to prohibit the issuance of nonvoting equity securities to the extent required by Section 1123 (a) (6) of the Bankruptcy Code. The Reorganized CMM Articles of Incorporation and the Reorganized CMM Bylaws will become effective, without any requirement of further action by the stockholder of CMM or Reorganized CMM, on the Effective Date. If the foregoing amendment is required, then the Reorganized CMM Articles of Incorporation shall be filed with the Maryland Department of Assessments and Taxation on the Effective Date.

4.     Directors and Management of Reorganized CMI.

       As of the Effective Date, the Persons identified at or before the Confirmation Hearing in a schedule to be Filed by CMI with the Bankruptcy Court will serve as the initial members of the Board of Directors of Reorganized CMI. Such Persons shall be deemed elected to the Board of Directors of CMI, and such elections shall be deemed effective as of the Effective Date, without any requirement of further action by stockholders of CMI or Reorganized CMI. The initial officers of Reorganized CMI shall be selected by the Board of Directors of Reorganized CMI and their names will be disclosed in a schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing. Subject to any requirement of Bankruptcy Court approval under Section 1129(a)(5) of the Bankruptcy Code, those persons identified or designated as directors and officers of Reorganized CMI in the schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing shall assume their offices as of the Effective Date and shall continue to serve in such capacities thereafter, pending further action of the Board of Directors or stockholders of Reorganized CMI in accordance with the Reorganized CMI Bylaws, Reorganized CMI Articles of Incorporation and applicable state law.

debt or Interest is allowed pursuant to Section 502 of the Bankruptcy Code, or
(c) the Holder of a Claim or Interest based on such Claim, debt or Interest has accepted the Plan; and (ii) all Persons shall be precluded from asserting against Reorganized CMI, Reorganized CMM and Reorganized Holdings, their respective successors, or their respective assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against the Debtors at any time obtained to the extent that it relates to a Claim discharged.

       Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all Persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; and
(iv) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any Person, including but not limited to the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

B.     Limitation of Liability.

       None of the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, the members of the Committees, the Indenture Trustee, or any of their respective employees, officers, directors, agents, or representatives, or any professional persons employed by any of them (including, without limitation, their respective Designated Professionals), shall have any responsibility, or have or incur any liability, to any Person whatsoever (i) for any matter expressly approved or directed by the Confirmation Order or (ii) under any theory of liability (except for any claim based upon willful misconduct or gross negligence) for any act taken or omission made in good faith directly related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release or other agreement or document created in connection with or contemplated by the Plan; provided, that nothing in this Section XI.B shall limit the liability of any Person for breach of any express obligation it has under the terms of this Plan, or any documents executed in connection therewith or pursuant thereto, or under any other agreement or document entered into by such Person in accordance with or pursuant to the terms of this Plan (except to the extent expressly provided in the Confirmation Order) or for any breach of a duty of care owed to any other Person occurring after the Effective Date.

                             CERTIFICATE OF SERVICE

              I HEREBY CERTIFY that on this 13th day of July, 2000, copies of the Praecipe Filing Substituted Pages to the Debtors' Third Amended Joint Plan of Reorganization were sent via first-class mail, postage prepaid (except as otherwise indicated), to the persons on the attached service list.

                                        _______/s/________________
                                        Richard L. Wasserman



                                      -3-